                                                                Exhibit 9(a)(ii)

                      AMENDMENT TO PARTICIPATION AGREEMENT
                                      AMONG
                    T. ROWE PRICE INTERNATIONAL SERIES, INC,
                    T. ROWE PRICE INVESTMENT SERVICES, INC.,
                                       AND
                       CUNA MUTUAL LIFE INSURANCE COMPANY

WHEREAS, CUNA Mutual Life Insurance Company (formerly known as Century Life of America), T. Rowe Price International Series, Inc., and T. Rowe Price Investment Services, Inc. entered into a Participation Agreement on April 22, 1994 ("Participation Agreement"); and

WHEREAS, the parties desire to amend the Participation Agreement by mutual written agreement;

NOW THEREFORE, the parties do hereby agree:

1. "Century Life of America" is hereby replaced with "CUNA Mutual Life Insurance Company."

2. Schedule A and any amendments thereto are hereby replaced with the attached Schedule A dated September 22, 1999.

All terms and conditions of the Participation Agreement and Schedules thereto shall continue in full force and effect except as amended herein.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative.

COMPANY:                                CUNA MUTUAL LIFE INSURANCE COMPANY

                                        By its authorized officer


                                        By: /s/ Michael B. Kitchen
                                            ------------------------------------
                                        Name: Michael B. Kitchen
                                        Title: President and Chief Executive
                                               Officer
                                        Date: September 22, 1999

                                   SCHEDULE A

      Name of Separate Account and            Contracts Funded by
Date Established by Board of Directors          Separate Account                      Designated Portfolios
--------------------------------------     --------------------------   -------------------------------------------------
CUNA Mutual Life Variable Annuity          Variable Annuity             T. Rowe Price International Series, Inc.
Account (formerly known as Century         33-73738                     -   T. Rowe Price International Stock Portfolio
Variable Annuity Account)
Established December 14, 1993

CUNA Mutual Life Variable Account          Variable Universal Life      T. Rowe Price International Series, Inc.
(formerly known as Century Variable        33-19718                     -    T. Rowe Price International Stock Portfolio
Account)
Established August 16, 1983                Variable Universal Life II
                                           333-81499

CUNA Mutual Life Group Variable Annuity    Group Variable Annuity       T. Rowe Price International Series, Inc.
Account (formerly known as Century Group   Offered Exclusively to       -     T. Rowe Price International Stock Portfolio
Variable Annuity Account)                  Qualified Plans Not
Established August 16, 1983                Registered in Reliance on
                                           Qualified Plan Exemption
                                           to Registration
                                           Requirements

FUND:                                   T. ROWE PRICE INTERNATIONAL SERIES, INC.
                                        By its authorized officer


                                        By: /s/ Henry H. Hopkins
                                            ------------------------------------
                                        Name: Henry H.Hopkins
                                        Title: Vice President
                                        Date: September 22, 1999


UNDERWRITER:                            T. ROWE PRICE INVESTMENT SERVICES, INC.
                                        By its authorized officer


                                        By: /s/ Darrell N. Braman
                                            ------------------------------------
                                        Name: Darrell N. Braman
                                        Title: Vice President
                                        Date: September 22, 1999